Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 21, 2017, relating to the consolidated financial statements of BSC Holdings, LLC, for the years ended December 31, 2016 and 2015, which appears in Surgical Care Affiliates, Inc.’s Annual Report on Form 10-k for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Warren Averett, LLC
Birmingham, Alabama
February 21, 2017